Exhibit 99.1

Webcast:        Today, October 29, 2010 at 11:00 a.m. ET

www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER REVENUE

OF $24.2 MILLION; SAME-STATION NET REVENUE RISES 2.6%

THIRD QUARTER DILUTED EPS RISES 50% TO $0.09

NAPLES, Florida, October 29, 2010 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three- and nine-month periods ended September 30, 2010 as summarized below:

Summary of Third Quarter and Year-to-date Results

In millions, except per share data	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	Change	2010	2009	Change
Net revenue	$24.2	$24.4	(0.9)%	$71.0	$70.6	0.6%
Station operating income (SOI - non-GAAP)	8.4	6.9	22.5%	23.0	19.0	21.1%
Operating income*	5.9	5.8	1.5%	15.1	12.3	22.4%
Net income*	2.1	1.4	51.2%	4.7	2.1	122.0%
Net income per diluted share*	$0.09	$0.06	50.0%	$0.21	$0.09	133.3%

*	Operating income, net income and net income per diluted share for the three and nine month periods ended September 30, 2009 reflect a $1.7 million pre-tax gain on the sale of certain Las Vegas radio assets.

The $0.2 million, or 0.9% decrease in net revenue during the three months ended September 30, 2010, compared with the same period in 2009 was primarily due to a $0.5 million revenue decline at the Company’s Miami-Fort Lauderdale market cluster related to the non-renewal of certain sports programming rights which generated revenue of approximately $0.7 million in the comparable year ago period. The decrease was partially offset by a net revenue increase at the Company’s Las Vegas market cluster. On a same-station basis (a non-GAAP financial measure as defined on page 3 which excludes 2009 third quarter net revenue from certain Las Vegas radio station assets which were sold in August 2009 and the aforementioned net revenue related to the Miami-Fort Lauderdale market cluster sports programming) consolidated net revenue rose 2.6% in the 2010 third quarter to $24.2 million from $23.6 million in the third quarter of 2009.

The $0.1 million, or 1.5% year-over-year improvement in 2010 third quarter operating income reflects a 1.6% reduction in total operating expenses during the period which more than offset a $1.5 operating expense benefit in the 2009 third quarter related to the sale of certain Las Vegas radio assets. The 2010 third quarter operating expense reduction reflects a 10.0% decline in station operating expenses primarily due to an approximate $1.5 million reduction in costs at the Company’s.

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Beasley Broadcast Group, 10/29/10	page 2

Miami-Fort Lauderdale market cluster inclusive of an approximate $1.2 million elimination of costs incurred in the 2009 third quarter related to the non-renewed sports programming rights. In addition, third quarter 2009 operating expenses included approximately $0.4 million of station operating expenses for certain Las Vegas radio assets that were sold in August 2009. Corporate general and administrative expenses in the 2010 third quarter were essentially flat with 2009 third quarter levels.

Third quarter 2010 station operating income (SOI), a non-GAAP financial measure, rose $1.5 million, or 22.5% to $8.4 million compared with the 2009 third quarter. On a same-station basis, third quarter 2010 SOI rose 10.3% to $8.4 million, from $7.6 million in the same period of 2009.

The growth in 2010 third quarter net income and net income per basic and diluted share reflect the rise in operating income in the period, a $0.2 million, or 7.8% reduction in interest expense as a result of lower outstanding credit facility balances and a $0.4 million, or 23.6% reduction in income tax expense.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same- Station SOI,” and “Reconciliation of Same-Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Beasley Broadcast Group continues to benefit from the rebound in radio advertising activity and is focused on driving profitable revenue growth from our market clusters. Reflecting this focus, during the 2010 third quarter we significantly improved operating results at our station clusters in Miami and Las Vegas, two of the three largest markets where we operate. With the significant operating leverage in our business model related to company-wide expense reductions, the 2.6% rise in third quarter same-station net revenue drove a 10.3% rise in same station SOI. Reflecting station level expense management disciplines, the Company generated third quarter same station SOI margins of 35.0%, up from 32% in the comparable period last year.

“In addition to our focus on station operations, we continue to strengthen our balance sheet by repaying borrowings under our credit facility which is reducing our leverage ratio. We ended the 2010 third quarter with approximately $145.3 million of borrowings under our credit facility, down from $151.8 million at the end of 2009.

“Looking forward, Beasley Broadcast Group has opportunities for further financial growth by improving our station clusters’ sales to match or exceed the market revenue performance, continuing to grow revenue related to our interactive initiatives and by addressing the balance sheet through further reductions in borrowings.”

Webcast Information

The Company will host a webcast today, October 29, 2010, at 11:00 a.m. ET to discuss its financial results and operations. Interested parties may access the webcast at the Company’s web site at www.bbgi.com. Following its completion, a replay of the webcast can be accessed for five days on the Company’s web site, www.bbgi.com.

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns and operates 42 stations (26 FM and 16 AM) located in eleven large- and mid-size markets in the United States. The Company also provides management services to two FM stations in Las Vegas for which it has an option, and operates one station in the expanded AM band in Augusta, GA.

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Beasley Broadcast Group, 10/29/10	page 3

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results, as presented herein, compare stations operated by the Company throughout all periods presented in the following tables. For the three and nine months ended September 30, 2010 and 2009, same-station results exclude the operating results from KBET-AM and certain assets used in the operation of radio stations KCYE-FM and KFRH-FM in Las Vegas, Nevada, which were divested during the third quarter of 2009 as well as revenue and costs related to the non-renewal of certain sports programming rights for the Company’s Miami-Fort Lauderdale market cluster.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2009. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: a continuation or worsening of the current economic downturn and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of October 29, 2010, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 10/29/10	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net revenue	$24,206,727	$24,415,988	$70,985,024	$70,584,484

Operating (income) expense:
Station operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below) (1) (2)	15,794,914	17,546,955	48,026,225	51,629,252
Corporate general and administrative expenses (including stock-based compensation) (3)	1,830,230	1,855,882	5,900,180	6,015,163
Depreciation and amortization	654,207	671,678	1,989,791	2,127,455
Net gain on sale or disposal of assets (4)	—	(1,496,336)	—	(1,496,336)

Total operating expenses	18,279,351	18,578,179	55,916,196	58,275,534
Operating income	5,927,376	5,837,809	15,068,828	12,308,950

Non-operating income (expense):
Interest expense	(2,520,826)	(2,733,022)	(7,572,443)	(7,528,446)
Loss on extinguishment of long-term debt (5)	—	—	—	(513,642)
Other income (expense), net	66,194	89,873	323,822	240,630

Income before income taxes	3,472,744	3,194,660	7,820,207	4,507,492
Income tax expense	1,386,916	1,815,482	3,167,183	2,411,508

Net income	$2,085,828	$1,379,178	$4,653,024	$2,095,984

Basic and diluted net income per share	$0.09	$0.06	$0.21	$0.09

Basic common shares outstanding	22,528,612	22,394,474	22,481,181	22,342,409

Diluted common shares outstanding	22,593,426	22,472,127	22,544,755	22,414,579

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $15,776 and $12,313 for the three months ended September 30, 2010 and 2009, respectively and $66,209 and $49,878 for the nine months ended September 30, 2010 and 2009, respectively.
(3)	Includes stock-based compensation of $105,860 and $222,864 for the three months ended September 30, 2010 and 2009, respectively and $581,937 and $721,919 for the nine months ended September 30, 2010 and 2009, respectively.
(4)	Includes a $1.7 million gain on sale of KBET-AM and certain assets used in the operations of KCYE-FM and KFRH-FM in Las Vegas
(5)	We recorded a loss on extinguishment of long-term debt of $0.5 million related to a credit agreement amendment during the nine months ended September 30, 2009.

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Beasley Broadcast Group, 10/29/10	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2010	December 31, 2009
Cash and cash equivalents	$9,626	$5,893
Working capital	14,728	11,777
Total assets	251,729	249,926
Long term debt, less current installments	138,925	146,840
Total stockholders’ equity	58,253	52,440

Selected Statement of Cash Flows Data - Unaudited

	Nine Months Ended September 30,
	2010	2009
Net cash provided by operating activities	$11,682,916	$8,585,372
Net cash provided by (used in) investing activities	(502,222)	14,927,004
Net cash used in financing activities	(7,447,218)	(21,679,842)

Net increase in cash and cash equivalents	$3,733,476	$1,832,534

Calculation of SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenue	$24,206,727	$24,415,988	$70,985,024	$70,584,484
Station operating expenses	(15,794,914)	(17,546,955)	(48,026,225)	(51,629,252)

SOI	$8,411,813	$6,869,033	$22,958,799	$18,955,232

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
SOI	$8,411,813	$6,869,033	$22,958,799	$18,955,232
Corporate general and administrative	(1,830,230)	(1,855,882)	(5,900,180)	(6,015,163)
Depreciation and amortization	(654,207)	(671,678)	(1,989,791)	(2,127,455)
Net gain on sale or disposal of assets	—	1,496,336	—	1,496,336
Interest expense	(2,520,826)	(2,733,022)	(7,572,443)	(7,528,446)
Loss on extinguishment of long-term debt	—	—	—	(513,642)
Other income (expenses), net	66,194	89,873	323,822	240,630
Income tax expense	(1,386,916)	(1,815,482)	(3,167,183)	(2,411,508)

Net income	$2,085,828	$1,379,178	$4,653,024	$2,095,984

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Beasley Broadcast Group, 10/29/10	page 6

Calculation of Same-Station SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reported net revenue	$24,206,727	$24,415,988	$70,985,024	$70,584,484
Sold stations	—	(817,768)	(106,013)	(1,504,407)

Same-station net revenue	$24,206,727	$23,598,220	$70,879,011	$69,080,077

Reported station operating expenses	$15,794,914	$17,546,955	$48,026,225	$51,629,252
Sold stations	—	(1,577,334)	(155,486)	(2,713,062)

Same-station operating expenses	$15,794,914	$15,969,621	47,870,739	$48,916,190

Same-station net revenue	$24,206,727	$23,598,220	$70,879,011	$69,080,077
Same-station operating expenses	15,794,914	15,969,621	47,870,739	48,916,190

Same-station SOI	$8,411,813	$7,628,599	$23,008,272	$20,163,887

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Same-station SOI	$8,411,813	$7,628,599	$23,008,272	$20,163,887
Same-station net revenue adjustment	—	817,768	106,013	1,504,407
Same-station station operating expenses adjustment	—	(1,577,334)	(155,486)	(2,713,062)
Corporate general and administrative	(1,830,230)	(1,855,882)	(5,900,180)	(6,015,163)
Depreciation and amortization	(654,207)	(671,678)	(1,989,791)	(2,127,455)
Net gain on sale or disposal of assets	—	1,496,336	—	1,496,336
Interest expense	(2,520,826)	(2,733,022)	(7,572,443)	(7,528,446)
Loss on extinguishment of long-term debt	—	—	—	(513,642)
Other income (expenses), net	66,194	89,873	323,822	240,630
Income tax expense	(1,386,916)	(1,815,482)	(3,167,183)	(2,411,508)

Net income	$2,085,828	$1,379,178	$4,653,024	$2,095,984

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